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                                                                   Exhibit 10.44

                              TORCH OFFSHORE, INC.
                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of January 1, 2004 (the "Effective Date"), and is entered into between Torch Offshore, Inc., a Delaware corporation (the "Corporation"), and Willie J. Bergeron, Jr., a person of the full age of majority (the "Employee").

      1.    Employment and Duties

      (a) The Corporation agrees to employ the Employee as Chief Operating Officer, or a similar capacity, as of the Effective Date and for the period set forth in paragraph 1 (c) below, unless employment is terminated sooner as provided herein.

      (b) The Employee accepts employment and agrees to devote his full time and attention to the performance of his duties as determined, from time to time, by 'the Chief Executive Officer or the Board of Directors of the Corporation.

      (c) The Employee shall continue to serve in the employ of the Corporation until December 31, 2006, (the "Initial Term"), except as provided herein. Upon the expiration of the Initial Term, this Agreement shall be automatically renewed for successive one-month terms unless terminated by either party with 30 day written prior notice.

      2. Compensation. For all services rendered by the Employee, the Corporation shall compensate the Employee as follows:

      (a) Annual Salary. The Corporation shall pay to the Employee, subject to the terms and conditions set forth in this Agreement, an annual salary of $205,000.00, and such amount shall be prorated and paid in accordance with the Corporation's customary payroll practices. Effective January 1, 2005, if employed, salary will be set at an annual rate of $215,000.00. Effective January 1, 2006, if employed, salary will be set at an annual rate of $230,000.00.

      (b) Perquisites and Benefits. The Employee shall be entitled to receive in the aggregate substantially the same fringe benefits and perquisites offered by the Corporation to any of the Corporation's similarly situated employees, including, without limitation, participation in the various employee benefit plans or programs provided to the employees of the Corporation in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs.

      (c) Severance. If the Corporation terminates the employment of the Employee for any reason other than Cause (as defined in paragraph 4(d)), or if the Employee terminates his employment as provided in Paragraph 4(e), then the Corporation shall pay to the Employee severance payments of one (1) year of salary at his then current rate, to be paid in accordance with the Company's standard payroll practices. The Employee expressly acknowledges and agrees that the Employee shall not be eligible to receive from the Corporation any form of severance pay or other form of termination benefit, except as expressly provided in this paragraph 2(c) (other than coverage under COBRA or other form of legally mandated benefit available after the termination of employment).

Any amount(s) payable under this Agreement shall be subject to the withholding of such income and employment


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taxes as may be required by law to be withheld.

      3. Payment or Reimbursement of Expenses Subject to compliance by the Employee with such policies regarding expenses and expense reimbursements as may be adopted, from time to time, by the Corporation, the Employee shall be paid or reimbursed for reasonable expenses actually incurred in connection with the performance of his duties hereunder and in the furtherance of the business and affairs of the Corporation. Any such reimbursement shall be made within a reasonable period after presentation by the Employee of an itemized account of such expenses, accompanied by appropriate receipts satisfactory to the Corporation. In no event shall any expense be paid or reimbursed, unless properly accounted for to the extent necessary to substantiate the Corporation's Federal income tax deduction under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder or any similar state or federal law or regulation.

      4.    Termination.

      (a) This Agreement and the Corporation's obligations hereunder shall terminate as of the conclusion of the Initial Term, unless terminated earlier pursuant to this paragraph 4 or extended for successive one-month terms as provided in paragraph 1(c) hereof.

      (b) Either party may terminate this Agreement by providing the other party with written notice.

      (c) If the Employee dies or becomes totally disabled (as determined by the Board of Directors or the Chief Executive Officer of the Corporation), this Agreement and the Employee's rights hereunder shall automatically terminate as of the date of such death or disability.

      (d) The Corporation may terminate this Agreement and the Employee's rights hereunder at any time for Cause, which shall mean (i) conviction of the Employee by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the Employee's knowing failure or refusal to follow reasonable instructions of the Board of Directors or reasonable policies, standards and regulations of the Corporation; (iii) the Employee's continued failure or refusal to faithfully and diligently perform the usual, customary duties of his employment with the Corporation; (iv) the Employee's continuously conducting himself in an unprofessional, unethical, immoral or fraudulent manner; or (v) the Employee's conduct discredits the Corporation or is detrimental to the reputation, character and standing of the Corporation; or
(vi) breach of the provisions of paragraphs 5 or 6 hereof

      (e) Notwithstanding any other provision of this Agreement, the Employee shall have the absolute right, but not the obligation, to terminate his employment and to require that the provisions of Article 5 of this Agreement be declared null and void in the event that:

            (i) Mr. and Mrs. Lyle Stockstill, together with their family trusts, cease to own 30% of the outstanding securities of the Corporation entitled to vote for the election of directors (hereafter "Change in Control"); or

            (ii) the Employee no longer reports directly to the current Chief Executive Officer of the Corporation.

      In either event, Employee shall notify the Corporation in writing of his intent to resign his position with the Corporation and to void this Covenant. Any such notification shall be given no later than thirty (30) days following the date on which such event occurred, provided, however, that if, following a Change of Control, the Employee is advised that his location of employment is or is to be changed, then Employee shall have an additional thirty (30) day


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period after being advised of such change of location to provide such notice and give effect to this provision.

      5. Covenant Not to Compete. During the term of the Employee's employment with the Corporation or for a period of one (1) year following any termination of the Employee's employment by the Corporation, the Employee agrees that, with respect to the parishes within the State of Louisiana, and the counties within the States of Texas, Alabama, Florida, and Mississippi set forth on Schedule A attached hereto, including the territorial waters of the United States located offshore of such areas, each of which the Employee stipulates and agrees that the Corporation carries on or intends to carry on a like business, the Employee shall not, directly or indirectly, for his own benefit or to the detriment of the Corporation or its affiliates:

      (a) Own, manage, operate, control, or participate in the ownership, management, operation, or control of a business (however structured) that carries on or engages in any manner (excluding stock in a publicly held corporation), in the Pipelay and Subsea Construction Business. For this purpose, the term "Pipelay and Subsea Construction Business" shall refer to the installation, laying, and/or burying of transmission lines, trunk lines, and flowlines, laying of all rigid, flexible, reeled, or coiled tubing and installing, laying, and/or burying of control, power umbilicals ands subsea communication or power cables, and pipeline tie-ins, pipeline burial, riser installation and survey, inspection, maintenance, and repair services in connection with oil and gas pipelines;

      (b) Perform any services similar to the primary services he performed while employed by the Corporation or any of its subsidiaries or affiliates for any person, partnership, corporation, association, group, or other entity engaged in the Pipelay and Subsea Construction Business (as defined above), whether as an employee, independent contractor, or otherwise; or

      (c) Solicit customers or employees of the Corporation or any of its subsidiaries or affiliates for any purpose or in any manner detrimental to the Corporation or its business or operations.

            The parties hereto agree that each of the foregoing prohibitions is intended to constitute a separate restriction. Accordingly, should any such prohibition be declared invalid or unenforceable, such prohibition shall be deemed severable from and shall not affect the remainder thereof The parties further agree that the foregoing restrictions are reasonable in both time and scope.

            Because of the difficulty of measuring economic loss to the Corporation as a result of a breach of any of the foregoing prohibitions, and because of the immediate and irreparable damage that could be caused to the Corporation for which it would have no other adequate remedy, the Employee agrees that the foregoing prohibitions may be enforced by the Corporation, in the event of breach by him, by injunctions, restraining orders, and orders of specific performance issued by a court of competent jurisdiction. The Employee further agrees to waive any requirement for the Corporation's securing or posting of any bond in connection with such remedies.

      6.    Confidential Information.

      (a) The Employee agrees not to disclose, either while employed by the Corporation or any of its subsidiaries or affiliates or at any time thereafter, to any person not employed by the Corporation or not engaged by the Corporation to render services to the Corporation, any confidential information of the Corporation or its subsidiaries or affiliates learned by the Employee during the course of his employment by the Corporation. This paragraph 6 shall not preclude the Employee from the use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation for from disclosure required by law or court order. The Employee further agrees that, upon the expiration or termination of this Agreement for any reason, he will not take with him, without the prior written consent of the Corporation, any document, magnetic or other storage media, or any other books, records, files, or confidential or proprietary


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information of the Corporation or any of its subsidiaries or affiliates.

      (b) All written materials, records, and documents made by the Employee or in the possession of the Employee during or after the term of this Agreement concerning the business or affairs of the Corporation or any of its subsidiaries or affiliates, or other items or property held by or for the Employee, but owned or used by the Corporation or such subsidiary or affiliate, as the case may be, and, upon the expiration or termination of the term of this Agreement or upon the request of the Corporation or such subsidiary or affiliate, the Employee shall promptly deliver all of such materials, records, documents, or other items or property that are then in his possession.

      7. Notices. All notices, requests, demands, and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States certified mail, return receipt required, postage prepaid, addressed as follows:

If to the Employee:        Willie J. Bergeron, Jr.
                           193 South Eagle Place
                           Houma, Louisiana 70364

If to the Corporation:     Torch Offshore, Inc.
                           401 Whitney Avenue,
                           Suite 400
                           Gretna, Louisiana 70056
                           Attention: Lyle Stockstill, CEO

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      8. Governing Law. The provisions of this Agreement shall be construed in accordance with the substantive local law of the State of Louisiana, without consideration of the conflicts of law provisions thereof

      9. Successors. This Agreement shall be assignable by the Corporation, with the prior written consent of the Employee. The Employee's obligation to provide services hereunder, being personal to the Employee, may not be assigned by the Employee.

      10. Remedies. Each party acknowledges that the other party will have no adequate remedy at law if the first party violates certain of the terms of this Agreement, including but not limited to paragraphs 5 and 6, and that the other party shall have the right, to the extent permitted by applicable law, in addition to any other rights or remedies it may have, to obtain from any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce the provisions hereof

      11. Waiver. No waiver of any obligation, right or remedy under this Agreement shall be effective, unless such waiver is made in writing, specifying the terms of this Agreement subject to waiver and executed by the party to be charged with such waiver. A waiver by either party of any of his or its rights or remedies hereunder on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of the exercise of any other right or remedy at any time.

      12. Release. Notwithstanding anything in this Agreement to the contrary, the Employee shall not be entitled to receive any severance payment pursuant to paragraph 2 (c) of this Agreement unless the Employee has executed (and not revoked) a general release of all claims the Employee may have against the Corporation and/or its subsidiaries and affiliates with respect to employment under this Agreement, in a form of such release reasonably


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acceptable to the Corporation.

      13. Integration and Amendments. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding, whether written or oral, relating to such subject matter. No modification or amendment to this Agreement shall be effective or binding unless in writing, specifying such modification or amendment, executed by both of the parties hereto.

      14. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

      15. Severability. Should any section, provision, or portion of this Agreement be declared invalid or unenforceable in any jurisdiction, then such section, provision, or portion shall be deemed to be (a) severable from this Agreement as to such jurisdiction (but not elsewhere) and shall not affect the remainder hereof and (b) amended to the extent, and only to the extent, necessary to permit such section, provision, or portion, as the case may be, to be valid and enforceable in such jurisdiction (but not elsewhere).

      16. Survival of Certain Provisions. The rights and obligations of the Employee under paragraphs 5 and 6 hereof shall survive the expiration or termination of this Agreement.

      17. Dispute Resolutions. Except with respect to injunctive relief as provided in paragraphs 5 and 10, neither party shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within two weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, the parties shall request the Louisiana State Bar Association to appoint a mediator in the state of Louisiana who is qualified as a mediator under the Louisiana Mediation Act, as amended from time to time. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Gretna, Louisiana in accordance with the employment dispute resolution arbitration rules of the American Arbitration Association then in effect. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting options), reimbursement of costs and expenses, including those incurred to enforce this Agreement, including reasonable attorney's fees, and interest thereon. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

      THIS AGREEMENT was executed in multiple counterparts, each of which shall be deemed an original, as of the dates set forth below, but to be effective as of the Effective Date.

EMPLOYEE:                                       TORCH OFFSHORE, INC.

__________________________                      By:________________________
Willie J. Bergeron, Jr.
                                             Title:________________________

Date:______________________                  Date:________________________


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Schedule A - Counties and Parishes in which Competition is prohibited.

I.       Texas

Jefferson                           Chambers                         Harris
Galveston                           Brazoria                         Nueces
Calhoun                             Aransas                          Cameron


II.      Louisiana

Cameron                             Vermilion                        Lafayette
Iberia                              St. Mary                         Orleans
Terrebonne                          Lafourche                        Jefferson
Plaquemines

III.     Mississippi

Hancock                             Harrison
Jackson

IV.      Alabama

Mobile

V.       Florida

Escambia                            Santa Rosa                       Pinnellas
Hillsborough                        Manatee                          Brevard